QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2006 relating to the financial statements MQ Associates, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
July 17, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM